                                                                   Exhibit 10.13

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of April 22, 2003 between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and OPEN SOLUTIONS INC., a Delaware corporation ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

         1        ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13.

         2        LOAN AND TERMS OF PAYMENT

2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

         2.1.1    REVOLVING ADVANCES.

                  (a)      Availability. Bank shall make Advances not exceeding
(i) the lesser of (A) the Revolving Line or (B) the Borrowing Base minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

                  (b) Borrowing Procedure. To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Bank a completed Payment/Advance Form in the form attached as EXHIBIT B. Bank shall credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to such reliance.

                  (c) Termination; Repayment. The Revolving Line terminates on the Revolving Maturity Date, when the principal amount of all Advances and the unpaid interest thereon, shall be immediately due and payable. The Borrower may pay without penalty all or a portion of the Revolving Line before the Revolving Maturity Date. Borrower may terminate this Agreement upon repayment of all Obligations to the Bank hereunder.

         2.1.2    LETTERS OF CREDIT.

                  (a) Bank shall issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of any Advances (including any Cash Management Services), minus (iii) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit), plus an amount equal to any Letter of Credit Reserves. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Two Million Dollars ($ 2,000,000.00). Each Letter of Credit shall have an expiry date no later than 180 days after the Revolving Maturity Date provided Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Revolving Maturity Date if the term of this Agreement is not extended by Bank, or (ii) the occurrence of an Event of Default hereunder. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

                  (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                  (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                  (d) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve (the "Letter of Credit Reserve") under the Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

         2.1.3 FOREIGN EXCHANGE SUBLIMIT. If there is availability under the Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank shall subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of Two Million Dollars ($2,000,000.00) (the "FX Reserve")]. The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

         2.1.4 CASH MANAGEMENT SERVICES SUBLIMIT. Borrower may use up to Two Million Dollars ($2,000,000.00) for the Bank's cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such cash management services (the "Cash Management Services"). Such aggregate amounts utilized under the Cash Management Services Sublimit shall at all times reduce the amount otherwise available for Credit Extensions under the Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

         2.1.5    EQUIPMENT ADVANCES.

                  (a) Availability. Through October 22, 2003 (the "Equipment Availability End Date"), Bank shall make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding the Equipment Line. The Equipment Advances may only be used to finance Eligible Equipment purchased on or after 90 days before the date of each Equipment Advance and no Equipment Advances may exceed 100 % of the equipment invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense relating to such Equipment, unless such costs constitute Other Equipment. Each Equipment Advance must be for a minimum of Two Hundred Thousand Dollars ($200,000.00). Subject to the foregoing conditions, the initial Equipment Advance hereunder may include invoices dated on or after January 1, 2002 (the "Initial Advance") provided such Initial Advance is requested within ten (10) days after the Closing Date. After repayment, Equipment Advances may not be reborrowed.

                  (b) Interest Rate. Interest accrues from the date of each Equipment Advance at a per annum rate equal to the greater of: (i) the aggregate of the Bank's Prime Rate, and one percent (1.0%) and (ii) five and three-quarters of one percent (5.75%) and is payable monthly.

                  (c) Repayment. For each Equipment Advance, Borrower shall make monthly payments of: (a) equal principal payments calculated by the Bank based upon: (1) the amount of the Equipment Advance, and (2) an amortization schedule equal to thirty (30) months plus (b) interest on the outstanding principal amount of each Equipment Advance at the rate in Section 2.1.5(b) (individually, the "Scheduled Payment", and collectively, "Scheduled Payments"), on the first Business Day of the month following the month in which the Funding Date occurs with respect to such Equipment Advance and continuing thereafter on the first Business Day of each successive calendar month (each a "Payment Date"). All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance. Payments received after 3:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. The Borrower may pay without penalty all or a portion of the Equipment Line owed earlier than it is due.

                  (d) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. The notice in the form of EXHIBIT B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

         2.1.6 UNDISBURSED CREDIT EXTENSIONS. The Bank's obligation to lend the undisbursed portion of the Obligations shall terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.2 OVERADVANCES. If Borrower's Obligations under Section 2.1.1, 2.1.2, 2.1.3, and 2.1.4 exceed the lesser of either (i) the Revolving Line or
         (ii) the Borrowing Base, Borrower must immediately pay in cash to Bank the excess.

2.3      INTEREST RATE; PAYMENTS.

                  (a) Interest Rate. The principal amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the greater of: (i) the aggregate of the Bank's Prime Rate, and one-half of one percent (.50%) and (ii) five and one-quarter of one percent (5.25%). After an Event of Default, Obligations shall bear interest at three percent (3.0%) above the rate effective immediately before the Event of Default. The applicable interest rate hereunder shall increase or decrease when the Prime Rate changes. Interest is computed on the basis of a 360 day year for the actual number of days elapsed.

                  (b) Payments. Interest is payable on the Payment Date of each month. Payments received after 3:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

                  (c) Debit of Accounts. Bank may debit any of Borrower's deposit accounts including Account Number _______________ for current principal and interest payments then due for such month or any amounts Borrower owes Bank. Bank shall promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off but automatic payments.

2.4      FEES.  Borrower shall pay to Bank:

                  (a) Equipment Line Facility Fee. A fully earned, non-refundable facility fee, in an amount equal to one quarter of one percent (0.25%) of the total Equipment Advances advanced by Bank as of the Equipment Availability End Date, as determined by the Bank ; and

                  (b) Unused Revolving Line Facility Fee. In addition to the foregoing, as compensation for the Bank's maintenance of sufficient funds available for such purpose, the Bank shall have earned a Unused Revolving Line Facility Fee (so referred to herein), which fee shall be paid quarterly, in arrears, on a calendar year basis, in an amount equal to one quarter of one percent (0.25%) of the average unused portion of the Revolving

Line, as determined by the Bank. The Borrower shall not be entitled to any credit, rebate or repayment of any Facility Fee previously earned by the Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of the Bank's obligation to make loans and advances hereunder;

                  (c) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the Closing
Date) when due. The Borrower has paid a good faith deposit in the amount of Ten Thousand Dollars ($10,000.00) which shall be used toward the Bank's Expenses in connection with the negotiation and documentation of this Agreement and the Loan Documents.

         3        CONDITIONS OF LOANS

3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The Bank's obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

                  (a)      this Agreement;

                  (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (c)      Negative Pledge Agreement covering Intellectual
         Property;

                  (d)      landlord's waiver;

                  (e) a legal opinion of Borrower's counsel, in form and substance acceptable to Bank;

                  (f)      financing statements (Forms UCC-1);

                  (g) Account Control Agreement/ Investment Account Control Agreement

                  (h)      insurance certificate;

                  (i) payment of the fees and Bank Expenses then due specified in Section 2.4 hereof;

                  (j)      Certificate of Foreign Qualification- Connecticut;

                  (k)      Certificate of Good Standing/Legal Existence-
         Delaware; and

                  (l) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

                  (a)      timely receipt of any Payment/Advance Form; and

                  (b) the representations and warranties in Section 5 shall be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default shall have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true (except for representations and warranties applicable to a specific date).

         4        CREATION OF SECURITY INTEREST

4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower's duties under the Loan Documents, a continuing security interest in, and pledges and assigns to the Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. The security interest granted in this Section 4.1 shall terminate immediately upon satisfaction in full of all Obligations and written termination of this Agreement by the Bank. At such time the Bank agrees to execute any and all documents necessary to release its security interest in the Collateral created hereunder. Borrower warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any license or other material agreement with respect to which the Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such material license or agreement or any other property. Without prior consent from Bank, Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition. Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such material licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

Borrower agrees that any disposition of the Collateral in violation of this Agreement, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code. If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

         4.2 AUTHORIZATION TO FILE FINANCING STATEMENTS. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank's interest or rights hereunder.

         5        REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. In connection with this Agreement, the Borrower delivered to the Bank a certificate signed by the Borrower and entitled "Perfection Certificate". The Borrower represents and warrants to the Bank that: (a) the Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; and (b) the Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate accurately sets forth the Borrower's organizational identification number or accurately states that the Borrower has none; and (d) the Perfection Certificate accurately sets forth the Borrower's place of business, or, if more than one, its chief executive off-ice as well as the Borrower's mailing address if different, and (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete. If the Borrower does not now have an organizational identification number, but later obtains one, Borrower shall forthwith notify the Bank of such organizational identification number.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens except Permitted Liens. Borrower has no deposit account, other than the deposit accounts with Bank and deposit accounts described in the Perfection Certificate delivered to the Bank in connection herewith. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as a warehouse). Except as hereafter disclosed to the Bank in writing by Borrower, none of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects.

5.3 LITIGATION. Except as shown in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers or legal counsel, threatened by or against Borrower in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4 NO MATERIAL DEVIATION IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 SOLVENCY. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's properties or assets has been used by Borrower, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid when due, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to make such declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

5.7 PERMITTED INVESTMENTS. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such written certificates and written statements given to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

         6        AFFIRMATIVE COVENANTS

         Borrower shall do all of the following:

6.1 GOVERNMENT COMPLIANCE. Borrower shall maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower shall comply with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

                  (a) Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred and twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) in the event that the Borrower's stock becomes publicly held, within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or overtly threatened against Borrower that could result in damages or costs to Borrower of Two Hundred Fifty Thousand Dollars ($250,000.00) or more; and (vi)other financial information reasonably requested by Bank.

                  (b) Within thirty (30) days after the last day of each month in which Advances were outstanding under the Revolving Line, or Credit Extensions other than Advances are issued or outstanding in excess of Five Hundred Thousand Dollars ($500,000.00), Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of EXHIBIT C, with aged listings of accounts receivable (by invoice date).

                  (c) Borrower shall also deliver to Bank with the monthly and annual financial statements a Compliance Certificate signed by a Responsible Officer in the form of EXHIBIT D.

                  (d) Allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing. Notwithstanding the foregoing, the initial audit shall occur before any Advances are made.

6.3 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Two Hundred and Fifty Thousand Dollars ($250,000.00).

6.4 TAXES. Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GA AP) and will deliver to Bank, on dem and, appropriate certificates attesting to such payments.

6.5 INSURANCE. Borrower shall keep its business and the Collateral insured for risks and in amounts, and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty
         (20) days notice before canceling
         its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to $150,000.00, in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that (i) any such replaced or repaired property (a) shall be of equal or like value as the replaced or repaired Collateral and (b) shall be deemed Collateral in which Bank has been granted a first priority security interest and (ii) after the occurrence and during the continuation of an Event of Default all proceeds payable under such casualty policy shall, at the option of the Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of such payment or obtain such insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent.

6.6      ACCOUNTS.

                  (a) In order to permit the Bank to monitor the Borrower's financial performance and condition, Borrower shall maintain its primary depository, operating, and securities account with Bank and a portion of the Borrower's cash or securities in excess of that amount used for Borrower's operations shall be maintained or administered through the Bank. Accounts maintained at Bank by the Borrower shall not, at anytime, fall below an amount of One Million Five Hundred Thousand Dollars ($1,500,000.00).

                  (b) Borrower shall identify to Bank, in writing, any bank or securities account opened by Borrower with any institution other than Bank. In addition, for each such account that the Borrower at anytime opens or maintains, Borrower shall, at the Bank's request and option, pursuant to an agreement inform and substance acceptable to the Bank, cause the depositary bank or securities intermediary to agree that such account is the collateral of the Bank pursuant to the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower's employees.

6.7      FINANCIAL COVENANTS.

         Borrower shall maintain at all times, to be tested as of the last day of each quarter, unless otherwise noted:

                  (a) MINIMUM NET PROFIT. (i) Quarterly Net Losses not to exceed One Million Dollars ($1,000,000.00) for the Borrower's quarters ending December 31, 2002 and March 31, 2003; and (ii) Quarterly Net Profits of at least (A) One Dollar ($1.00) for the Borrower's fiscal quarter ending June 30, 2003; and (B) Five Hundred Thousand Dollars for the Borrower's quarter ending September 30, 2003 and for each quarter thereafter.

6.8 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

         7        NEGATIVE COVENANTS

         Borrower shall not do any of the following without the Bank's prior written consent which shall not be unreasonably withheld.

7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of nonexclusive licenses and similar arrangements for the use of the property of Borrower in the ordinary course of business;
         (iii) of worn-out or obsolete Equipment; or (iv) transfers of property in the ordinary course of business with a fair market value of less than One Hundred Thousand Dollars ($100,000.00), in the aggregate.

7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a material change in its control or ownership (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the investment), or management. Borrower shall not, without at least five (5) days prior written notice to Bank: (i) relocate its chief executive office, or add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000.00) in Borrower's assets or property, excluding offices or business locations acquired as set forth in Section 7.3 hereof), or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, with or into any other business organization, or acquire, all or substantially all of the capital stock or property of another Person unless: (i) there is no Event of Default hereunder, and (ii) that such merger, consolidation or acquisition will not result, on a prospective basis, in the breach of any of the covenants, terms and conditions hereunder, and (iii) that such merger, consolidation or acquisition is in the same or similar line of business as the Borrower, and (iv) that the maximum cash outlay by Borrower shall be Four Million Dollars ($4,000,000.00) per merger, consolidation or acquisition or not greater than Six Million Dollars ($ 6,000,000.00) in the aggregate, during any fiscal year, and (v) the Borrower is the surviving legal entity, and (vi) that the Net Current Assets of any company which the Borrower proposes to acquire shall be greater than One Hundred Thousand Dollars ($100,000.00). A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein. The Collateral may also be subject to Permitted Liens.

7.6 DISTRIBUTIONS; INVESTMENTS. (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments or except as provided in Section 7.3 herein; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

7.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

7.9 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

         8        EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within three (3) Business Days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension shall be made during the cure period);

8.2 COVENANT DEFAULT. Borrower fails or neglects to perform any obligation in Section 6 or violates any covenant in Section 7 or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents, or in any present or future agreement between Borrower and Bank and as to any default under such other material term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain.

8.3      MATERIAL ADVERSE CHANGE.  A Material Adverse Change occurs;

8.4 ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days;
         (ii) the service of process upon the Borrower seeking to attach, by trustee or similar process, any funds of the Borrower on deposit with the Bank; (iii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iv) a judgment or other claim in excess of Two Hundred and Fifty Thousand Dollars ($250,000.00), in the aggregate, becomes a Lien on a material portion of Borrower's assets; or (v) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

8.5 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in the acceleration of the maturity of any Indebtedness in an amount in excess of Two Hundred Thousand Dollars ($200,000) or that could result in a Material Adverse Change;

8.7 JUDGMENTS. If an uninsured judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of twenty (20) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

8.8 MISREPRESENTATIONS. If Borrower or any Person which the Bank reasonably believes is acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

         9        BANK'S RIGHTS AND REMEDIES

9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

                  (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by
         Bank);

                  (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

                  (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank's security interest in such funds and verify the amount of such account. Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;

                  (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                  (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                  (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

                  (g)      Dispose of the Collateral according to the Code.

9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors; (iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower's insurance policies; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3 ACCOUNTS NOTIFICATION/COLLECTION. In the event that an Event of Default occurs and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify and/or collect the amount of the Account. After the occurrence of an Event of Default, any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall promptly deliver such receipts to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4 BANK EXPENSES. Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, and shall bear interest at the then applicable rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.5 BANK'S LIABILITY FOR COLLATERAL. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

         10       NOTICES

         All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed below. Either Bank or Borrower may change its notice address by giving the other written notice.

         If to Borrower:      Open Solutions Inc.
                              300 Winding Brook Drive
                              Glastonbury, Connecticut 06033
                              Attn:  Vice President and Chief Financial Officer
                              FAX: _____________________________________

         If to Bank:          Silicon Valley Bank
                              One Newton Executive Park, Suite 200
                              2221 Washington Street
                              Newton, Massachusetts 02462
                              Attn: Mark Gallagher
                              Fax: (617) 969-4395

         with a copy to:      Riemer & Braunstein LLP
                              Three Center Plaza
                              Boston, Massachusetts 02108
                              Attn: David A. Ephraim, Esquire
                              FAX: (617) 880-3456

         11       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the non-exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts,

Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         12       GENERAL PROVISIONS

12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

12.2 INDEMNIFICATION. Borrower hereby indemnifies, defends and holds harmless, the Bank and its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3 RIGHT OF SET-OFF. Borrower hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.4 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

12.5 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6 AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run. Upon repayment of all Obligations and the termination of Bank's commitment to lend hereunder, Bank shall promptly deliver to Borrower all appropriate termination statements and releases to evidence the termination of this Agreement and the security interest granted herein.

12.9 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower; (ii) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee's or purchaser's agreement to the terms of this provision);
         (iii) as required bylaw, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

         13       DEFINITIONS

13.1     DEFINITIONS. In this Agreement:

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

         "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Revolving Line.

         "AFFILIATE" a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all reasonable audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BORROWING BASE" is eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower's Collateral.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CASH MANAGEMENT SERVICES" are defined in Section 2.1.4.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the Uniform Commercial Code as adopted in Massachusetts, as amended and as may be amended and in effect from time to time.

         "COLLATERAL" is any and all properties, rights and assets of the Borrower granted by the Borrower to Bank or arising under the Code, now, or in the future, in which the Borrower obtains an interest, or the power to transfer rights, the property described on EXHIBIT A.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "CREDIT EXTENSION" is each Advance, Equipment Advance, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

         "CURRENT ASSETS" are the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable, and marketable securities with maturities of fewer than 12 months determined according to GAAP

         "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year, which shall include, without limitation, all long-term obligations and liabilities of Borrower for borrowed money and excluding Deferred Revenue.

         "DEFERRED REVENUE" is all amounts received in advance of performance under contracts and not yetrecognized as revenue.

         "ELIGIBLE ACCOUNTS" are billed Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in
Section 5.2; but Bank may change eligibility standards by giving Borrower prior written notice. Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

                  (a) Accounts that the account debtor has not paid within ninety (90) days of invoice date;

                  (b) Accounts for an account debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

                  (c) Credit balances over ninety (90) days from invoice date;

                  (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

                  (e) Accounts for which the account debtor does not have its principal place of business in the United States;

                  (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality thereof (except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C.
         3727);

                  (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

                  (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

                  (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

                  (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

                  (k) Accounts for which Bank reasonably determines after inquiry and consultation with Borrower collection to be doubtful.

         "ELIGIBLE EQUIPMENT" is (a) general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, subject to the limitations set forth herein, and (b) Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is acceptable to Bank in all respects.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "EQUIPMENT ADVANCE" is defined in Section 2.1.5.

         "EQUIPMENT AVAILABILITY END DATE" is defined in Section 2.1.5.

         "EQUIPMENT LINE" is an Equipment Advance or Equipment Advances of up to Two Million Dollars ($ 2,000,000.00).

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "FINANCED EQUIPMENT" is all present and future Eligible Equipment in which Borrower has any interest, the purchase of which is financed by an Equipment Advance.

         "FX FORWARD CONTRACT" is defined in Section 2.1.3.

         "FX RESERVE" is defined in Section 2.1.3.

         "GAAP" is generally accepted accounting principles.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INITIAL ADVANCE" is defined in Section 2.1.5(a).

         "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how and operating manuels, now owned or hereafter acquired.

         "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LETTER OF CREDIT" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

         "LETTER OF CREDIT RESERVE" has the meaning set forth in Section
2.1.2(d).

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN AMOUNT" in respect of each Equipment Advance is the original principal amount of such Equipment Advance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "MATERIAL ADVERSE CHANGE" is: (i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iv) Bank determines, based upon information available to it and in its reasonable judgment, that there is a substantial likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

         "MATURITY DATE" is the Revolving Maturity Date with respect to the Revolving Line.

         "NET CURRENT ASSETS" shall be Current Assets less Current Liabilities.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later pursuant to this Agreement, including letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "ORIGINAL STATED COST" is (i), the original cost to the Borrower of the item of new Eligible Equipment net of any and all freight, installation, tax, or
(ii) the fair market value assigned to such item of used Eligible Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.

         "OTHER EQUIPMENT" is computer software and other similar property and soft costs approved by the Bank including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than 35% of the proceeds of the Equipment Line shall be used to finance Other Equipment.

         "PAYMENT DATE" is the first calendar day of each month.

         "PERMITTED INDEBTEDNESS" is:

                  (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

                  (b) Indebtedness existing on the Closing Date and shown on the Perfection Certificate;

                  (c)      Subordinated Debt;

                  (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

                  (e)      Indebtedness secured by Permitted Liens;

                  (f) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be; and

                  (g) Unsecured indebtedness expressly subordinated to the Bank pursuant to documentation reasonably acceptable to the Bank.

         "PERMITTED INVESTMENTS" are:

                  (a) Investments shown on the Perfection Certificate and existing on the Closing Date;

                  (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through the Bank; and

                  (c) Investments by Borrower in Subsidiaries, up to a maximum amount of Seven Hundred Fifty Thousand Dollars ($750,000.00),in the aggregate.

         "PERMITTED LIENS" are:

                  (a) Liens existing on the Closing Date and shown on the Perfection Certificate or arising under this Agreement or other Loan Documents;

                  (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

                  (c) Purchase money Liens in an amount not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate during any fiscal year: (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

                  (d) Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower's business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

                  (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate. Except as otherwise provided elsewhere herein, any Credit Extension made hereunder based on the Bank's Prime Rate shall increase or decrease with the changes in the Bank's Prime Rate.

         "RESPONSIBLE OFFICER" is each of the ChiefExecutive Officer, President, Chief Financial Officer and Controller of Borrower.

         "REVOLVING LINE" is an Advance or Advances of up to Two Million Dollars ($ 2,000,000.00).

         "REVOLVING MATURITY DATE" is April 21, 2004.

         "SCHEDULED PAYMENT" is defined in Section 2.1.5(c).

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor), on terms acceptable to Bank.

         "SUBSIDIARY" is any Person, corporation, partnership, limited liability company, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

OPEN SOLUTIONS INC.

By /s/ Carl D. Blandino
  --------------------------------------------------

Name: Carl D. Blandino
     -----------------------------------------------

Title: V.P. & C. F. O.
      ----------------------------------------------

BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By /s/ Andrew Tsao
  ---------------------------------------------------

Name: Andrew Tsao
     ------------------------------------------------

Title: SVP
      -----------------------------------------------

SILICON VALLEY BANK

By /s/ Michelle D. Giannini
  ---------------------------------------------------

Name: Michelle D. Giannini
     ------------------------------------------------

Title: Asst. Vice Pres.
      -----------------------------------------------
         (Signed in Santa Clara County, California)

                            NEGATIVE PLEDGE AGREEMENT

         This Negative Pledge Agreement is made as of April 22, 2003, by and between OPEN SOLUTIONS INC. ("Borrower") and SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank").

In connection with, among other documents, the Loan and Security Agreement (the "Loan Documents") being concurrently executed herewith between Borrower and Bank, Borrower agrees as follows:

         1. Except for the granting of non-exclusive licenses or sublicenses by Borrower in the ordinary course of business, Borrower has not, and shall not, sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's Intellectual Property (as defined below).

         2. Borrower has not, and shall not, enter into a negative pledge agreement, or similar agreement, affecting the rights of the Intellectual Property with any other party.

         3. It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

         4.       As used herein,

                  a.       "Intellectual Property" means:

                           (i)      Any and all Copyrights;

                           (ii) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

                           (iii) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

                           (iv) All Mask Works or similar rights available for the protection of semiconductor chips;

                           (v)      All Patents;

                           (vi)     Any Trademarks;

                           (vii) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

                           (viii) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

                           (ix) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

                           (x) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                  b. "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

                  c. "Mask Works" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

                  d. "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

                  e. "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

         5. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

         6. The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

         7. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

         EXECUTED as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

                                    BORROWER:

                                    OPEN SOLUTIONS INC.

                                    By /s/ Carl D. Blandino
                                      ------------------------------------------

                                    Name: Carl D. Blandino
                                         ---------------------------------------

                                    Title: V.P. & C. F. O.
                                          --------------------------------------

                                    BANK:

                                    SILICON VALLEY BANK, D/B/A SILICON VALLEY
                                    EAST

                                    By /s/ Andrew Tsao
                                      ------------------------------------------

                                    Name: Andrew Tsao
                                         ---------------------------------------

                                    Title: SVP
                                          --------------------------------------

                                    SILICON VALLEY BANK

                                    By /s/ Michelle D. Giannini
                                      ------------------------------------------

                                    Name: Michelle D. Giannini
                                         ---------------------------------------

                                    Title: Asst. Vice Pres.
                                          --------------------------------------
                                             (Signed in Santa Clara, California)